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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2002

MICROVISION, INC.
(Exact name of registrant as specified in its charter)

Washington	0-21221	91-1600822
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19910 North Creek Parkway
Bothell, Washington 98011
(Address of Principal Executive Office) (Zip Code)

Registrant's telephone number, including area code: (425) 415-6847

Item 5. Other Events.

        Microvision, Inc. (the "Company") has commenced an offering of up to $6,862,480 of its common stock, no par value per share, under the Company's Registration Statement on Form S-3, registration no. 333-69652. This Current Report is being filed so that the form of stock purchase agreement, legality opinion, and the Company's press release, dated March 7, 2002, filed as exhibits hereto will be incorporated by reference into the registration statement.

Item 7. Financial Statements and Exhibits.

  c)
  Exhibits.
5.1	Legal Opinion
10.1	Form of Stock Purchase Agreement
10.2	Finder's Agreement dated August 14, 2001 between Microvision, Inc. and Brookehill Capital Partners(1)
23.1	Consent of Stoel Rives LLP (see Exhibit 5.1)
99.1	Company press release, dated March 7, 2002

(1)
Incorporated by reference to the Company's Current Report on Form 8-K for the event of October 17, 2001, as filed on October 17, 2001.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICROVISION, INC.
By:	/s/ RICHARD RAISIG Richard Raisig Chief Financial Officer

Date: March 22, 2001

2

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  Item 5. Other Events.
  Item 7. Financial Statements and Exhibits.
SIGNATURES